THIRD AMENDED AND RESTATED ADVISORY AGREEMENT

AMONG

STARWOOD REAL ESTATE INCOME TRUST, INC.,

STARWOOD REIT OPERATING PARTNERSHIP, L.P.,

AND

STARWOOD REIT ADVISORS, L.L.C.

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TABLE OF CONTENTS

1.	DEFINITIONS.	1
2.	APPOINTMENT.	6
3.	DUTIES OF THE ADVISOR.	6
4.	AUTHORITY OF THE ADVISOR.	9
5.	BANK ACCOUNTS.	10
6.	RECORDS; ACCESS.	10
7.	LIMITATIONS ON ACTIVITIES.	11
8.	OTHER ACTIVITIES OF THE ADVISOR.	11
9.	DIRECTORS AND OFFICERS.	13
10.	MANAGEMENT FEE.	13
11.	EXPENSES.	14
12.	OTHER SERVICES.	17
13.	REIMBURSEMENT TO THE ADVISOR.	17
14.	NO JOINT VENTURE.	18
15.	TERM OF AGREEMENT.	18
16.	TERMINATION BY THE PARTIES.	18
17.	ASSIGNMENT TO AN AFFILIATE.	18
18.	PAYMENTS TO AND DUTIES OF THE ADVISOR UPON TERMINATION.	19
19.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP.	19
20.	INDEMNIFICATION BY THE ADVISOR.	19
21.	NON-SOLICITATION.	20
22.	MISCELLANEOUS.	20
23.	INITIAL INVESTMENT.	22

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THIRD AMENDED AND RESTATED ADVISORY AGREEMENT

This Third Amended and Restated Advisory Agreement (this “Agreement”), dated as of August 11, 2026 (the “Effective Date”), is by and among Starwood Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), Starwood REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Starwood REIT Advisors, L.L.C., a Delaware limited liability company (the “Advisor”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below. This Agreement supersedes in its entirety that certain Second Amended and Restated Advisory Agreement, dated as of November 12, 2025 (the “Prior Advisory Agreement”).

W I T N E S S E T H

WHEREAS, the Company, the Operating Partnership and the Advisor desire to amend and restate the Prior Advisory Agreement in its entirety as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” shall have the meaning set forth in the Charter.

“Advisor” shall have the meaning set forth in the preamble of this Agreement.

“Advisor Expenses” shall have the meaning set forth in Section 11(b).

“Affiliate” shall have the meaning set forth in the Charter.

“Agreement” shall mean this Agreement, as amended or restated from time to time.

“Average Invested Assets” shall have the meaning set forth in the Charter.

“Board” shall mean the board of directors of the Company, as of any particular time.

“Business Day” shall have the meaning set forth in the Charter.

“Bylaws” shall mean the bylaws of the Company, as amended or restated from time to time.

“Cause” shall mean, with respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or gross negligent breach of fiduciary duty by the Advisor in connection with performing its duties hereunder.

“CEA” shall mean the U.S. Commodities Exchange Act, as amended.

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“Change of Control” shall mean any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% or more of the combined voting power of Company’s or the Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed Public Offering.

“Charter” shall mean the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended or restated from time to time.

“Class D Common Shares” shall have the meaning set forth in the Charter.

“Class D NAV per Share” shall have the meaning set forth in the Charter.

“Class I Common Shares” shall have the meaning set forth in the Charter.

“Class I NAV per Share” shall have the meaning set forth in the Charter.

“Class S Common Shares” shall have the meaning set forth in the Charter.

“Class S NAV per Share” shall have the meaning set forth in the Charter.

“Class T Common Shares” shall have the meaning set forth in the Charter.

“Class T NAV per Share” shall have the meaning set forth in the Charter.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commencement Date” shall mean December 21, 2018, the date on which the Company broke escrow for its initial Public Offering.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Management Fee” shall have the meaning set forth in Section 10(a).

“Dealer Manager” shall mean Starwood Capital, L.L.C., or such other Person selected by the Board to act as the dealer manager or distribution agent for an Offering.

“Dealer Manager Fees” shall mean the dealer manager fee payable to the Dealer Manager as described in the Prospectus.

“Director” shall mean a member of the Board.

“Distributions” shall have the meaning set forth in the Charter.

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“DST Organization and Offering Expenses” shall mean any and all cumulative costs and expenses incurred by and to be paid from the assets of the Company or any of its subsidiaries, including amounts reimbursable to the Advisor and its Affiliates pursuant and subject to Section 11(c)(ii) hereof, in connection with the formation and qualification of any Private Placements of any securities undertaken in connection with any DST Properties and conducted by the Company or any of its subsidiaries and the subsequent marketing and distribution of such securities, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), any expense allowance granted by the Company or its subsidiaries to the underwriter (which may include a dealer manager) or any reimbursement of expenses of the underwriter by the Company or its subsidiaries, expenses for printing, engraving, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, custodians, registrars, trustees, escrow holders, depositories, consultants, experts, fees, expenses and taxes related to the qualification of the sale of the securities under federal and state laws, including accountants’ and attorneys’ fees.

“DST Properties” shall mean real properties held directly or indirectly by a Delaware statutory trust (i) managed by the Operating Partnership or by certain affiliates and (ii) that sells a certain class of beneficial interests to third-party investors.

“DST Property Consideration” shall mean the total consideration received by the Company, the Operating Partnership or any of their respective subsidiaries for selling beneficial interests in a Delaware statutory trust that owns one or more DST Properties to third-party investors, net of (i) any up-front fees and expense reimbursements payable out of gross sale proceeds from the sale of such beneficial interests, including but not limited to sales commissions, dealer manager fees, placement fees, financing fees, organizational and offering expense reimbursement and non-accountable expense allowances and (ii) any proceeds from any loans secured directly or indirectly by the DST Properties.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Excess Amount” shall have the meaning set forth in Section 13.

“Exchange Act” shall have the meaning set forth in the Charter.

“Expense Year” shall have the meaning set forth in Section 13.

“GAAP” shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

“Gross Proceeds” shall mean the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions or Dealer Manager Fees. The purchase price of any Share shall be deemed to be the full, non-discounted offering price at the time of purchase of each such Share.

“Independent Appraiser” shall have the meaning set forth in the Charter.

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“Independent Director” shall have the meaning set forth in the Charter.

“Initial Investment” shall have the meaning set forth in Section 23.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Guidelines” shall mean the investment guidelines adopted by the Board, as amended or restated from time to time, pursuant to which the Advisor has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.

“Investments” shall mean any investments by the Company or the Operating Partnership, directly or indirectly, in Real Property, Real Estate-Related Assets or other assets.

“Joint Ventures” shall have the meaning set forth in the Charter.

“Management Fee” shall have the meaning set forth in Section 10(a).

“Mortgage” shall have the meaning set forth in the Charter.

“NASAA REIT Guidelines” shall have the meaning set forth in the Charter.

“NAV” shall mean the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“Net Income” shall have the meaning set forth in the Charter.

“Offering” shall have the meaning set forth in the Charter.

“OP Management Fee” shall have the meaning set forth in Section 10(a).

“Operating Partnership” shall have the meaning set forth in the preamble of this Agreement.

“Operating Partnership Agreement” shall mean the Limited Partnership Agreement of the Operating Partnership, as amended or restated from time to time.

“Organization and Offering Expenses” shall have the meaning set forth in the Charter.

“Other Starwood Accounts” shall mean investment funds, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised and/or managed by Starwood, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Starwood side-by-side or additional general partner investments with respect thereto).

“Performance Participation Interest” shall have the meaning ascribed to such term in the Operating Partnership Agreement.

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“Person” shall mean an individual, corporation, business trust, estate, trust, partnership, joint venture, limited liability company or other legal entity.

“Priority Starwood Accounts” shall mean Other Starwood Accounts that have priority over the Company with respect to certain investments, as described in the prospectus.

“Private Placement” shall mean an unregistered sale of securities pursuant to an applicable exemption from the registration requirements of the Securities Act.

“Prospectus” shall have the meaning set forth in the Charter.

“Public Offering” shall mean any Offering that is registered with the SEC pursuant to the Securities Act.

“Real Estate-Related Assets” shall mean any investments by the Company or the Operating Partnership in Mortgages and Real Estate-Related Securities.

“Real Estate-Related Securities” shall have the meaning set forth in the Charter.

“Real Property” shall have the meaning set forth in the Charter. DST Properties shall also be deemed Real Property for purposes of this definition.

“Registration Statement” shall mean a registration statement on Form S-11, as may be amended or restated from time to time, of the Company filed with the SEC related to the registration of Shares for a Public Offering.

“REIT” shall have the meaning set forth in the Charter.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall have the meaning set forth in the Charter.

“Selling Commissions” shall have the meaning set forth in the Charter.

“Shares” shall have the meaning set forth in the Charter.

“Starwood” shall mean, collectively, Starwood Capital Group Holdings, L.P., a Delaware limited partnership, and any Affiliate thereof.

“Stockholder Servicing Fee” shall have the meaning set forth in the Charter.

“Stockholders” shall have the meaning set forth in the Charter.

“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Total Operating Expenses” shall have the meaning set forth in the Charter.

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“Valuation Guidelines” shall mean the valuation guidelines adopted by the Board, as amended or restated from time to time.

“2%/25% Guidelines” shall have the meaning set forth in the Charter.

2. APPOINTMENT.

The Company and the Operating Partnership hereby appoint the Advisor to serve as their investment adviser on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment. By accepting such appointment, the Advisor acknowledges that it has a contractual and fiduciary responsibility to the Company and the Stockholders. Except as otherwise provided in this Agreement, the Advisor hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein, provided that the Company reimburses the Advisor for costs and expenses in accordance with Section 12.

3. DUTIES OF THE ADVISOR.

Subject to the oversight of the Board and the terms and conditions of this Agreement and the Investment Guidelines and consistent with the provisions of the Company’s most recent Prospectus, the Charter, the Bylaws and the Operating Partnership Agreement, the Advisor will have plenary authority with respect to the management of the business and affairs of the Company and the Operating Partnership and will be responsible for implementing the investment strategy of the Company and the Operating Partnership. The Advisor will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Company and the Operating Partnership as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

(a) serving as an advisor to the Company and the Operating Partnership with respect to the establishment and periodic review of the Investment Guidelines for the Company’s and the Operating Partnership’s investments, financing activities and operations;

(b) sourcing, evaluating and monitoring the Company’s and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of the Company’s and the Operating Partnership’s assets, or otherwise effecting transactions for the Company’s and the Operating Partnership’s portfolio, in accordance with the Company’s Investment Guidelines, policies and objectives and limitations, subject to oversight by the Board;

(c) with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of Investments, conducting negotiations on the Company’s and the Operating Partnership’s behalf with sellers, purchasers and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

(d) providing the Company with portfolio management and other related services;

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(e) serving as the Company’s advisor with respect to decisions regarding any of the Company’s financings, hedging activities or borrowing, including (1) assisting the Company in developing criteria for debt and equity financing that is specifically tailored to the Company’s investment objectives, and (2) advising the Company with respect to obtaining appropriate financing for the Investments (which, in accordance with applicable law and the terms and conditions of this Agreement, the Charter and the Bylaws, may include financing by the Advisor or its Affiliates) and (3) negotiating and entering into, on the Company’s and the Operating Partnership’s behalf, financing arrangements (including one or more credit facilities), repurchase agreements, interest rate or currency swap agreements, hedging arrangements, foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with the Company’s and the Operating Partnership’s activities;

(f) engaging and supervising, on the Company’s and the Operating Partnership’s behalf and at the Company’s and Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents and other service providers (which may include Affiliates of the Advisor) that provide various services with respect to the Company and the Operating Partnership, including, without limitation, on-site managers, building and maintenance personnel, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including custody and transfer agent and registrar services) as may be required relating to the Company’s and the Operating Partnership’s activities or Investments (or potential Investments);

(g) coordinating and managing operations of any Joint Venture or co-investment interests held by the Company or the Operating Partnership and conducting matters with the Joint Venture or co-investment partners;

(h) communicating on the Company’s and the Operating Partnership’s behalf with the holders of any of the Company’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(i) advising the Company in connection with policy decisions to be made by the Board;

(j) providing the daily management of the Company and the Operating Partnership, including performing and supervising the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership;

(k) managing the program whereby interests in Delaware statutory trusts are sold to third-party investors and the DST Properties held by such Delaware statutory trusts are leased back to the Operating Partnership or its subsidiaries;

(l) engaging one or more sub-advisors with respect to the management of the Company and the Operating Partnership, including, where appropriate, Affiliates of the Advisor;

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(m) evaluating and recommending to the Board hedging strategies and engaging in hedging activities on the Company’s and the Operating Partnership’s behalf, consistent with the Company’s qualification as a REIT and with the Investment Guidelines;

(n) investing and reinvesting any moneys and securities of the Company and the Operating Partnership (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to the Company’s stockholders and partners) and advising the Company as to the Company’s and the Operating Partnership’s capital structure and capital raising;

(o) determining valuations for the Company’s Real Property and Real Estate-Related Assets and calculate, as of the last Business Day of each month, the Class T NAV per Share, Class S NAV per Share, Class D NAV per Share and Class I NAV per Share in accordance with the Valuation Guidelines, and in connection therewith, obtain appraisals performed by an Independent Appraiser and other independent third party appraisal firms concerning the value of the Real Properties and obtain market quotations or conduct fair valuation determinations concerning the value of Real Estate-Related Assets;

(p) providing input in connection with the appraisals performed by the Independent Appraisers, including periodic asset and portfolio-level information with respect to the Company’s Real Properties and Real Estate-Related Assets;

(q) monitoring the Company’s Real Property and Real Estate-Related Assets for events that may be expected to have a material impact on the most recent estimated values provided by the Company’s independent valuation advisor and notify such independent valuation advisor with respect to such events;

(r) monitoring each Independent Appraiser’s valuation process to ensure that it complies with the Valuation Guidelines;

(s) delivering to, or maintaining on behalf of, the Company copies of appraisals obtained in connection with the investments in any Real Property;

(t) in the event that the Company is a commodity pool under the CEA, acting as the Company’s commodity pool operator for the period and on the terms and conditions set forth in this Agreement, including, for the avoidance of doubt, the authority to make any filings, submissions or registrations (including for exemptive or “no action” relief) to the extent required or desirable under the CEA (and the Company hereby appoints the Advisor to act in such capacity and the Advisor accepts such appointment and agrees to be responsible for such services);

(u) placing, or arranging for the placement of, orders of Real Estate-Related Assets pursuant to the Advisor’s investment determinations for the Company and the Operating Partnership either directly with the issuer or with a broker or dealer (including any Affiliated broker or dealer);

(v) making from time to time, or at any time reasonably requested by the Board, reports to the Board of its performance of services to the Company and the Operating Partnership under

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this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(w) advising the Company regarding the Company’s ability to elect REIT status, and thereafter maintenance of the Company’s status as a REIT, and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;

(x) taking all necessary actions to enable the Company and the Operating Partnership to make required tax filings and reports, including soliciting Stockholders for required information to the extent provided by the REIT provisions of the Code;

(y) assisting the Company in registering, and maintaining the registration of, the Shares under federal and state securities laws with respect to any Public Offering and complying with all federal, state and local regulatory requirements applicable to the Company with respect to any Public Offering and the Company’s business activities (including the Sarbanes-Oxley Act of 2002, as amended), including, with respect to any Public Offering, preparing or causing to be prepared all supplements to the Prospectus, post-effective amendments to the Registration Statement for any Offering and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Act and the Exchange Act;

(z) assisting the Company in complying with all federal, state and local regulatory requirements applicable to the Company and its subsidiaries with respect of any Private Placements of any securities, including but not limited to beneficial interests in a Delaware statutory trust that owns one or more DST Properties, including preparing or causing to be prepared a private placement memorandum and all supplements thereto; and

(aa) performing such other services from time to time in connection with the management of the Company’s investment activities as the Board shall reasonably request and/or the Advisor shall deem appropriate under the particular circumstances.

4. AUTHORITY OF THE ADVISOR.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Advisor the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Section 3, including the making of any Investment that fits within the Investment Guidelines, objectives, policies and limitations and within the discretionary limits and authority as granted to the Advisor from time to time by the Board.

(b) Notwithstanding the foregoing, any Investment that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. Except as otherwise set forth herein, in the Investment

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Guidelines or in the Charter, any Investment that fits within the Investment Guidelines may be made by the Advisor on the Company’s or the Operating Partnership’s behalf without the prior approval of the Board or any duly authorized committee of the Board.

(c) The prior approval of a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party.

(d) The Board will review the Investment Guidelines with sufficient frequency and at least annually and may, at any time upon the giving of notice to the Advisor, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor or such later date as is specified by the Board and included in the notice provided to the Advisor and such modification or revocation shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification, or if later, the effective date of such modification or revocation specified by the Board.

(e) The Advisor may retain, for and on behalf, and at the sole cost and expense, of the Company, such services as the Advisor deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Advisor; provided, that any such services may only be provided by Affiliates to the extent such services are approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-Affiliated third parties. In performing its duties under Section 3, the Advisor shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Advisor at the Company’s sole cost and expense.

5. BANK ACCOUNTS.

The Advisor may establish and maintain one or more bank accounts in the name of the Company and the Operating Partnership and any subsidiary thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, consistent with the Advisor’s authority under this Agreement, provided that no funds shall be commingled with the funds of the Advisor or any other Person; and the Advisor shall from time to time render, upon request by the Board, its audit committee or the auditors of the Company, appropriate accountings of such collections and payments to the Board, its audit committee and the auditors of the Company, as applicable.

6. RECORDS; ACCESS.

The Advisor shall maintain appropriate records of its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partners

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7. LIMITATIONS ON ACTIVITIES.

The Advisor shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the status of either the Company or the Operating Partnership as an entity excluded from investment company status under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and the Operating Partnership or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Charter, Bylaws or Operating Partnership Agreement. If the Advisor is ordered to take any action by the Board, the Advisor shall notify the Board if it is the Advisor’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Charter, Bylaws or Operating Partnership Agreement. Notwithstanding the foregoing, the Advisor shall indemnify and hold harmless the Company and the Operating Partnership as provided in Section 20 of this Agreement; provided however, that the Advisor has a fiduciary duty to the Company and the Stockholders and the Advisor is also liable to the Company and the Stockholders for breaches of its fiduciary duty, and the Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates as provided in Section 19 of this Agreement.

8. OTHER ACTIVITIES OF THE ADVISOR.

(a) Nothing in this Agreement shall (i) prevent the Advisor or any of its Affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other Person, whether or not the investment objectives or policies of any such other Person are similar to those of the Company, including, without limitation, the sponsoring, closing and/or managing of any Other Starwood Accounts, (ii) in any way bind or restrict the Advisor or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Advisor or any of its Affiliates, officers, directors or employees may be acting, or (iii) prevent the Advisor or any of its Affiliates from receiving fees or other compensation or profits from such activities described in this Section 8(a) which shall be for the Advisor’s (and/or its Affiliates’) benefit. While information and recommendations supplied to the Company shall, in the Advisor’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, the Company acknowledges that such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Advisor or any Affiliate of the Advisor to others (including, for greater certainty, the Other Starwood Accounts and their investors, as described more fully in Section 8(b)).

(b) The Advisor and the Company acknowledge and agree that, notwithstanding anything to the contrary contained herein, (i) Affiliates of the Advisor sponsor, advise and/or manage Other Starwood Accounts and may in the future sponsor, advise and/or manage additional Other Starwood Accounts (including Priority Starwood Accounts), (ii) with respect to Other Starwood Accounts with investment objectives or guidelines that overlap with the Company’s but that do not have priority over the Company, the Advisor and its Affiliates will allocate investment opportunities between the Company and such Other Starwood Accounts in accordance with

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Starwood’s prevailing policies and procedures on a basis that the Advisor and its Affiliates determine to be reasonable in their sole discretion, and there may be circumstances where investments that are consistent with the Company’s Investment Guidelines may be shared with or allocated to one or more Other Starwood Accounts (in lieu of the Company) in accordance with Starwood’s prevailing policies and procedures and (iii) Priority Starwood Accounts will receive priority over the Company with respect to investments within such accounts’ investment objectives and guidelines and the Advisor will not allocate investment opportunities to the Company unless the investment advisors of the Priority Starwood Accounts forgo, in their sole discretion, all or a portion of such investments because of such accounts’ investment objectives, guidelines, concentration limitations or otherwise.

(c) In connection with the services of the Advisor hereunder, the Company and the Board acknowledge and agree that (i) as part of Starwood’s regular businesses, personnel of the Advisor and its Affiliates may from time-to-time work on other projects and matters (including with respect to one or more Other Starwood Accounts), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more Other Starwood Accounts and/or the Advisor and such other Affiliates, (ii) unless prohibited by the Charter, Other Starwood Accounts may invest, from time to time, in properties or other assets in which the Company also invests (including at a different level of an issuer’s capital structure (e.g., an investment by an Other Starwood Account in a debt or mezzanine interest with respect to the same portfolio entity in which the Company owns an equity interest or vice versa) or in a different tranche of equity or debt with respect to an issuer in which the Company has an interest) and while Starwood will seek to resolve any such conflicts in a fair and reasonable manner (subject to any priorities of the Priority Starwood Accounts described above) in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Starwood Accounts generally, such transactions are not required to be presented to the Board or any committee thereof for approval (unless otherwise required by the Charter or Investment Guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor, (iii) the Advisor and its Affiliates may from time to time receive fees from portfolio entities or other issuers for the arranging, underwriting, syndication or refinancing of investments or other additional fees, including fees related to administrative services, construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and/or other types of insurance, management consulting and other similar operational matters, including with respect to Other Starwood Accounts and related portfolio entities, and while such fees may give rise to conflicts of interest, the Company will not receive the benefit of any such fees, and (iv) the terms and conditions of the governing agreements of such Other Starwood Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other Starwood Accounts) are materially different from the terms and conditions applicable to the Company and the Stockholders, and neither the Company nor the Stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Starwood Accounts as a result of an investment in the Company or otherwise. The Advisor shall keep the Board reasonably informed on a periodic basis in connection with the foregoing.

(d) The Advisor is not permitted to consummate on the Company’s behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Starwood, any Other Starwood Account or any of their Affiliates unless such transaction is

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approved by a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in such transaction as being fair and reasonable to the Company. In addition, for any such acquisition by the Company, the Company’s purchase price will be limited to the cost of the property to the Affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the property as determined by an Independent Appraiser. In addition, the Company may enter into Joint Ventures with Other Starwood Accounts, or with Starwood, the Advisor, one or more Directors, or any of their respective Affiliates, only if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and on substantially the same, or no less favorable, terms and conditions as those received by other Affiliate joint venture partners. The Advisor will seek to resolve any conflicts of interest in a fair and reasonable manner (subject to any priorities of the Priority Starwood Accounts described above) in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Starwood Accounts generally, but only those transactions set forth in this Section 8(d) will be expressly required to be presented for approval to the Independent Directors or any committee thereof (unless otherwise required by the Charter or the Investment Guidelines).

(e) For the avoidance of doubt, it is understood that neither the Company nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Advisor to any director, officer, member, partner, employee, or stockholder of the Advisor or its Affiliates, including any person who is also a director or officer employee of the Company.

9. DIRECTORS AND OFFICERS.

Subject to Section 7 and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parent of an Affiliate, may serve as a Director or officer of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Directors, and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Charter. For so long as this Agreement is in effect, the Advisor shall have the right to nominate, subject to the approval of such nomination by the Board, three Directors who are Affiliated with the Advisor to the slate of Directors to be voted on by the Stockholders at the Company’s annual meeting of Stockholders; provided, however, that such number of director nominees shall be reduced as necessary by a number that will result in a majority of the Directors being Independent Directors. Furthermore, the Board shall consult with the Advisor in connection with (i) its selection of each Independent Director for nomination to the slate of Directors to be voted on at the annual meeting of Stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any Director.

10. MANAGEMENT FEE.

(a) The Company will pay the Advisor a management fee (the “Company Management Fee”) equal to (i) 1.25% of NAV per annum payable monthly, before giving effect to any accruals

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for the Management Fee, the Stockholder Servicing Fee, the Performance Participation Interest (as defined in the Operating Partnership Agreement) or any Distributions, plus (ii) 1.25% per annum of the aggregate DST Property Consideration for all DST Properties subject to a fair market value purchase option held by the Operating Partnership. The Operating Partnership will pay the Advisor a management fee (the “OP Management Fee” and, together with the Company Management Fee, the “Management Fee”) equal to 1.25% of the net asset value of the Operating Partnership attributable to Operating Partnership units held by unitholders other than the Company. The Advisor shall receive the Management Fee as compensation for services rendered hereunder.

(b) The Management Fee may be paid, at the Advisor’s election, in cash or cash equivalent aggregate NAV amounts of Class I Common Shares or Class I units of the Operating Partnership. If the Advisor elects to receive any portion of its Management Fee in Class I Common Shares or Class I units of the Operating Partnership, the Advisor may elect to have the Company or the Operating Partnership repurchase such Class I Common Shares or Class I units of the Operating Partnership from the Advisor at a later date at a repurchase price per Class I Common Share or Class I unit, as applicable, equal to the NAV per Class I Common Share. Class I Common Shares and Class I units of the Operating Partnership obtained by the Advisor will not be subject to the repurchase limits of the Company’s share repurchase plan or any reduction or penalty for an early repurchase, except as may be contained in any policy of the Board. The Operating Partnership will repurchase any such Operating Partnership units for cash unless the Board determines that any such repurchase for cash would be prohibited by applicable law or the Charter, in which case such Operating Partnership units will be repurchased for Class I Common Shares with an equivalent aggregate NAV. The Advisor will have the option of exchanging Class I Common Shares for an equivalent aggregate NAV amount of Class T Common Shares, Class S Common Shares or Class D Common Shares and will have registration rights with respect to shares of the Company’s common stock.

(c) In the event this Agreement is terminated or its term expires without renewal, the Advisor will be entitled to receive its prorated Management Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(d) In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company and the Operating Partnership will pay the Advisor the Management Fee from the proceeds of the liquidation.

11. EXPENSES.

(a) As required by the NASAA REIT Guidelines, the cumulative Selling Commissions, Dealer Manager Fees, Stockholder Servicing Fees and Organization and Offering Expenses paid by the Company in connection with any Public Offering will not exceed 15.0% of Gross Proceeds from the sale of Shares in such Public Offering.

(b) Subject to Sections 4(e) and 11(c), the Advisor shall be responsible for the expenses related to any and all personnel of the Advisor who provide investment advisory services to the Company pursuant to this Agreement (including, without limitation, each of the officers of the Company and any Directors who are also directors, executive officers or employees of the Advisor

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or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (“Advisor Expenses”).

(c) In addition to the compensation paid to the Advisor pursuant to Section 10, the Company or the Operating Partnership shall pay all of its costs and expenses directly or reimburse the Advisor or its Affiliates for costs and expenses of the Advisor and its Affiliates incurred on behalf of the Company other than Advisor Expenses. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company or the Operating Partnership are not Advisor Expenses and shall be paid by the Company or the Operating Partnership and shall not be paid by the Advisor or Affiliates of the Advisor:

(i) Organization and Offering Expenses; provided that within 60 days after the end of the month in which a Public Offering terminates, the Advisor shall reimburse the Company to the extent that the Organization and Offering Expenses, Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees borne by the Company in connection with such Public Offering exceed 15.0% of the Gross Proceeds raised in the completed Public Offering;

(ii) DST Organization and Offering Expenses paid or incurred by the Advisor or any of its Affiliates;

(iii) Acquisition Expenses, subject to the limitations set forth in the Charter;

(iv) fees, costs and expenses in connection with the issuance and transaction costs incident to the trading, settling, disposition and financing of Investments (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, settling, monitoring or disposing of actual or potential investments;

(v) the actual cost of goods and services used by the Company and obtained from either Affiliates of the Advisor or Persons not Affiliated with the Advisor, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of Investments;

(vi) all fees, costs and expenses of legal, tax, accounting, consulting, auditing (including internal audit), finance, administrative, investment banking, capital market, transfer agency, escrow agency, custody, prime brokerage, asset management, property management, data or technology services and other non-investment advisory services rendered to the Company by the Advisor or its Affiliates in compliance with Section 4(e) including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans and insurance with respect to all personnel of the Advisor other than those who provide investment advisory services to the Company or serve as executive officers of the Company, as described above;

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(vii) expenses of managing and operating the Company’s and the Operating Partnership’s Real Properties, whether payable to an Affiliate of the Advisor or a non-Affiliated Person;

(viii) the compensation and expenses of the Directors (excluding those directors who are directors, officers or employees of the Advisor) and the cost of liability insurance to indemnify the Company’s Directors and officers;

(ix) interest and fees and expenses arising out of borrowings made by the Company, including, but not limited to, costs associated with the establishment and maintenance of any of the Company’s credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s securities offerings;

(x) expenses connected with communications to holders of the Company’s securities or securities of the subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar, expenses in connection with the listing and/or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to the Stockholders and proxy materials with respect to any meeting of the Stockholders and any other reports or related statements;

(xi) the Company’s allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Advisor, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;

(xii) the Company’s allocable share of expenses incurred by managers, officers, personnel and agents of the Advisor for travel on the Company’s behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an Investment;

(xiii) expenses relating to compliance-related matters and regulatory filings of the Company or the Operating Partnership;

(xiv) the costs of any litigation involving the Company or the Operating Partnership or their assets and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Company;

(xv) all taxes and license fees;

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(xvi) all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Advisor elects to carry for itself and its personnel;

(xvii) expenses of managing, improving, developing, operating and selling Investments, whether payable to an Affiliate of the Advisor or a non-Affiliated Person;

(xviii) expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities, including, without limitation, in connection with any distribution reinvestment plan;

(xix) any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or the Operating Partnership, or against any Director or officer of the Company or in his or her capacity as such for which the Company is required to indemnify such Director or officer by any court or governmental agency; and

(xx) expenses incurred in connection with the formation, organization and continuation of any corporation, partnership, Joint Venture or other entity through which the Company’s investments are made or in which any such entity invests.

(d) The Advisor may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(e) Any reimbursement payments owed by the Company to the Advisor may be offset by the Advisor against amounts due to the Company from the Advisor. Cost and expense reimbursement to the Advisor shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.

(f) Notwithstanding the foregoing, the Advisor paid for all Organization and Offering Expenses (other than Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees) incurred prior to the first anniversary of the Commencement Date. All Organization and Offering Expenses (other than Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees) paid by the Advisor pursuant to this Section 11(f) shall be reimbursed by the Company to the Advisor in 60 equal monthly installments commencing with the first anniversary of the Commencement Date.

12. OTHER SERVICES.

Should the Board request that the Advisor or any director, manager, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.

13. REIMBURSEMENT TO THE ADVISOR.

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Commencing upon the fourth fiscal quarter after the Company’s acquisition of its first asset, the Company shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2.0% of Average Invested Assets or 25.0% of Net Income (the “2%/25% Guidelines”) for such four fiscal quarters unless the Independent Directors determine that such Excess Amount was justified, based on unusual and nonrecurring factors that the Independent Directors deem sufficient. If the Independent Directors do not approve such Excess Amount as being so justified, the Advisor shall reimburse the Company the amount by which the Total Operating Expenses exceeded the 2%/25% Guidelines. If the Independent Directors determine such Excess Amount was justified, then, within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the SEC within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

14. NO JOINT VENTURE.

The Company and the Operating Partnership, on the one hand, and the Advisor on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

15. TERM OF AGREEMENT.

This Agreement shall continue in force for a period of one year from the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

16. TERMINATION BY THE PARTIES.

This Agreement may be terminated (i) at the option of the Advisor immediately upon a Change of Control of the Company or Operating Partnership; (ii) immediately by the Company or the Operating Partnership for Cause or upon the bankruptcy of the Advisor; or (iii) upon 60 days’ written notice without Cause or penalty by a majority vote of the Independent Directors; or (iv) upon 60 days’ written notice by the Advisor. The provisions of Sections 18 through 22 survive termination of this Agreement.

17. ASSIGNMENT TO AN AFFILIATE.

This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any

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Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company or the Operating Partnership without the approval of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding on any successor to the Advisor.

18. PAYMENTS TO AND DUTIES OF THE ADVISOR UPON TERMINATION.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company and the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.

(b) The Advisor shall promptly upon termination:

(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv) cooperate with, and take all reasonable actions requested by, the Company and Board in making an orderly transition of the advisory function.

19. INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP.

The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, managers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible and only to the extent consistent with and in compliance with the laws of the State of Maryland, the Charter or the provisions of Section II.G of the NASAA REIT Guidelines.

20. INDEMNIFICATION BY THE ADVISOR.

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The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Advisor’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

21. NON-SOLICITATION.

During the term of this Agreement and in the event of a termination without Cause of this Agreement by the Company pursuant to Section 16(iii), for two (2) years after the Termination Date, the Company shall not, without the consent of the Advisor, employ or otherwise retain any employee of the Advisor or any of its Affiliates or any person who has been employed by the Advisor or any of its Affiliates at any time within the two (2) year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Advisor may be entitled to equitable relief for any violation of this Section 21 by the Company, including, without limitation, injunctive relief.

22. MISCELLANEOUS.

(a) Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail or by electronic mail using the contact information set forth herein:

The Company and the Operating Partnership:	Starwood Real Estate Income Trust, Inc. 2340 Collins Avenue Miami Beach, FL 33139 Attention: Office of the General Counsel Email: rinaldi@starwood.com

with a required copy to:	Alston & Bird LLP 1201 West Peachtree Street Atlanta, GA 30309 Attention: Jason Goode Email: jason.goode@alston.com

The Advisor:	Starwood REIT Advisors, L.L.C. 2340 Collins Avenue Miami Beach, FL 33139 Attention: Office of the General Counsel Email: rinaldi@starwood.com

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with a required copy to:	Rinaldi Finkelstein & Franklin, L.L.C. 591 West Putnam Avenue Greenwich, CT 06830 Attention: Ellis Rinaldi Email: rinaldi@starwood.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22(a).

(b) Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c) Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d) Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f) Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other

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occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g) Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h) Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

23. INITIAL INVESTMENT.

Starwood or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for the initial issuance of Shares of the Company. Starwood or its Affiliates may not sell any of the Shares purchased with the Initial Investment while Starwood or its Affiliate acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by Starwood or its Affiliates other than the Shares acquired through the Initial Investment. Neither Starwood, the Advisor, nor their Affiliates shall vote any Shares they now own, or hereafter acquire, or consent that such Shares be voted, on matters submitted to the Stockholders regarding (i) the removal of Starwood REIT Advisors, L.L.C. as the Advisor or (ii) the removal of any member of the Board who is affiliated with Starwood.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Starwood Real Estate Income Trust, Inc.

By:	________________________
Name: Nora Creedon
Title: Chief Executive Officer and President

Starwood REIT Operating Partnership, L.P.

By: Starwood Real Estate Income Trust, Inc., its General Partner

By:	________________________
Name: Nora Creedon
Title: Chief Executive Officer and President

Starwood REIT Advisors, L.L.C.

By:	________________________
Name: Nora Creedon
Title: Chief Executive Officer and President

Signature Page to Third Amended and Restated Advisory Agreement

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